Press Release

Entrust Announces First Quarter Fiscal Year 2008 Financial Results

  Total Revenues of $25.8 million - an increase of 5% year-over-year
  Emerging Growth Products revenues of $2.6 million - an increase of 13% year-over-year
  Total Transactions grew to 136 - an increase of 20% year-over-year
  Deferred Revenue of $28.9 million - an increase of $1.0 million from year-end 2007
  Cash and Cash Equivalents increased $2.3 million in the quarter to $22.8 million

DALLAS - April 22, 2008 - Entrust, Inc. [Nasdaq: ENTU], a world leader in securing digital identities and information, today announced financial results for its fiscal quarter ended March 31, 2008.

"I am pleased with our Q1 performance toward meeting our first half financial and operating commitments," said Bill Conner, Entrust chairman, president and chief executive officer. "Specifically, we grew product revenue five percent year-over-year, increased product transactions by 20 percent over last year, increased revenue from transactions under $500 thousand by 13 percent and increased deferred revenue by $1.0 million from the fourth quarter. Equally important was a $.02/share increase in profitability from a year ago and a positive cash flow from operations of $3.9 million in the quarter before the net change in restructuring accruals."

Revenue for the first quarter was $25.8 million, an increase of 5% from $24.6 million in Q1, 2007. Revenue in the first quarter was driven by product revenue transactions under $500 thousand, which accounted for 90% of product revenue. We also had one deal value of approximately $1.5 million, including software, service and 3rd party hardware for a global government. Deferred revenue increased in the quarter to approximately $28.9 million, an increase of approximately $1.0 million, from $27.9 million at year-end 2007.

Conner added, "In the quarter we continued to make solid progress in many key areas including lowering our reliance on large deals and increasing our revenue from subscription based offerings. We also made significant progress with customers, specifically in Risk Based Authentication and Global Governments, where in the quarter we delivered for two top global financial institutions and a large government e-borders project in Europe. We also achieved record bookings in our SSL certificate business and Entrust Managed Services business added two Fortune 200 U.S. companies to the Entrust Managed Service and as a result achieved over $1.0 million in bookings. These achievements coupled with our overall sales funnel and financial management position us well to achieve our first half and full year 2008 operating and financial goals."

Entrust recorded a Q1, 2008 net loss, calculated in accordance with GAAP, of $1.2 million, or $0.02 per share, compared to Q1, 2007 net loss of $2.4 million, or $0.04 per share. On a non-GAAP basis the company recorded a profit of $344 thousand, or $0.01 per share, compared to Q1, 2007 loss of $837 thousand, or $0.01 per share. The non-GAAP figures exclude amortization of purchased intangibles and stock-option based compensation expense. See the financial table below reconciling these non-GAAP figures to GAAP.

The company ended Q1, 2008 with approximately $22.8 million in cash and cash equivalents and no debt.

Financial Outlook:

Entrust reiterated its previous guidance provided on the first half and full year 2008. Entrust is targeting first half 2008 revenue of between $50.0 million and $53.0 million. For the full year 2008, Entrust is targeting total revenue of between $106.0 million to $110.0 million. Entrust is targeting a net loss in accordance with GAAP of $0.01 per share for the first half of 2008. On a non-GAAP basis the company is targeting a profit of $0.03 per share for the first half of 2008. For the full year 2008, Entrust is targeting a net income in accordance with GAAP of approximately $0.02 per share. On a non-GAAP basis the company is targeting a full year profit of $0.10 per share. The company's Q2, 2008, total expenses on a non-GAAP basis are expected to be approximately $25.0 million. The Company expects to be cash flow positive from operations before adjustments to exclude the effects of the net change in accrued restructuring charges for the full year by over $10.0 million. See the financial table below reconciling the non-GAAP figures to GAAP.

Q1 Business and Financial Metrics:
  Revenue of $25.8 million consisted of 37% product revenue ($9.6 million) and 63% services and maintenance revenue ($16.2 million). The top five product transactions accounted for 11% of Q1, 2008 revenues. There were no product transactions over $1 million in Q1, 2008.
  Revenue from subscription based product and services accounted for 51% of total revenue for Q1, 2008 an increase of 15% from Q1, 2007.
  Revenue from transactions under $500 thousand increased 13% from Q1, 2007, continuing to drive the company's strategy to be less reliant on large deals. Transactions under $500 thousand accounted for 90% of product revenue in Q1, 2008.
  Emerging growth products (Entrust IdentityGuard, Boundary Messaging and Fraud Detection) accounted for $2.6 million, or 27% of product revenue, up 13% from $2.3 million in Q1, 2007. Entrust IdentityGuard achieved its highest quarterly revenue and number of transactions, which increased to 56 this quarter, up from 34 in Q1, 2007.
  Public Key Infrastructure (PKI) products accounted for $6.8 million, or 70% of product revenue, up 6% from $6.4 million in Q1, 2007. Entrust certificate services (SSL certificates) increased 41% year-over-year and accounted for $2.2 million of PKI product revenue in Q1, 2008.
  Product revenue for the quarter was 53% Extended Government and 47% Extended Enterprise. The financial services vertical continued to be strong, increasing 84% over Q1, 2007 and accounted for approximately 34% of product revenue in Q1, 2008.
  The average purchase size in the first quarter was $50,000, a decrease from $61,000 in Q1, 2007. Total transactions in Q1, 2008 reached 136, which is up from 113 in Q1, 2007. Forty-two transactions or 31% of the total transactions were from new customers.
  Deferred revenue of $28.9 million increased $1.0 million from Q4, 2007.
  Cash flow from operations was positive $3.9 million for Q1, 2008 before the net change in restructuring.

Technology and Industry Highlights:

    Entrust announced the launch of the most advanced iteration of PKI to date in Entrust Authority 8.0 - the benchmark for digital identity and information security. A key component of a layered security approach, the latest release of Entrust Authority offers a unique, integrated platform for the widely used X.509 standard PKI digital certificates, as well as the specialized certificate types and capabilities required for new global ePassport initiatives.
    Entrust offers integrated secure delivery using the Adobe® portable document format (PDF) -- in addition to Web and standards-based delivery -- via the Entrust Entelligence Messaging Server. Already supporting OpenPGP, S/MIME and Webmail Pull and Web Mail push delivery methods, Entrust Entelligence Messaging Server's new secure PDF delivery capability provides end-users with easy-to-understand secure communication with financial institutions, enterprises, vendors and partners. A fully integrated feature, reading encrypted messages now only requires a PDF reader, which comes standard on the majority of today's personal computers and laptops. Encryption is achieved through strong password-based encryption standards. Users can receive encrypted messages complete with subject line, body and, unique to the Entrust Entelligence Messaging Server, can reply to their secure message with an encrypted message.
    Entrust added critical administrator authentication support for Windows and Unix to its versatile authentication platform, Entrust IdentityGuard. Built on standards like Web services and Radius, Entrust IdentityGuard easily fits into an organization to protect critical enterprise assets. This includes the ability to protect remote access applications (e.g., IP-Sec and SSL VPN, Citrix); Web applications, including Microsoft Outlook® Web Access; and Microsoft Windows desktops. New to the product, Entrust IdentityGuard also now can strongly authenticate administrators accessing Microsoft Windows servers, both locally and remotely. Entrust IdentityGuard also introduced support for protecting administrator access to Unix servers, giving deploying organizations the ability to protect users and servers across a heterogeneous environment.
    Banking and Business Solutions (BBS) selected Entrust Authority Security Manager as their complete managed PKI services solution. As one of the largest PKI service environments in Europe, BBS brings to market more than three decades of experience in delivering world-class financial infrastructures, including the Norwegian BankID solution, which won the eema Excellence Award in Europe for Securing e-Business. BBS' security service portfolio comprises eID infrastructures and value-added services as multi-ID authentication and signing solutions, long-term archive capabilities, mobile signature services, Det norske Veritas Validation Service and One-Time-Code-based services.
    Virtual Documents Propriety Limited selected the Entrust IdentityGuard versatile authentication platform to help enable the growth of their online business model and promote operational efficiency. The solution provides the South African-based organization with strong authentication for customer access to its online information repository, branded "LOC Your DOC™". Entrust IdentityGuard enables Virtual Documents customers to verify their identities via strong authentication for access to "LOC Your DOC™" system. Facilitated by Entrust's reseller L@Wtrust, Virtual Documents purchased a Entrust IdentityGuard licenses for 10,000 users, as well as 1,000 Entrust IdentityGuard one-time-passcode (OTP) hardware tokens.
    Germany-based Universa, the country's oldest private health insurance organization, sought a trusted method to enable secure enterprise access and communication via a multifactor authentication solution. In the end, Universa selected Entrust, Inc.and the Entrust IdentityGuard versatile authentication platform to foster efficiency and productivity between internal assets, workstations, applications and their remote workforce. Facilitated by trusted partner CyProtect, Universa selected Entrust IdentityGuard for multifactor authentication via one-time-passcode (OTP) hardware tokens, as well as software for secure remote access to enterprise resources and Microsoft Outlook Web Access (OWA).

Entrust will host a live teleconference and Webcast on Tuesday, April 22, 2008 at 5:00 p.m. (Eastern), featuring Chairman, President and CEO Bill Conner and Chief Financial Officer David Wagner to discuss the company's fiscal first quarter results and 2008 outlook. The conference call audio will be available live via dial-in at 1-800-732-6179 and via the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=73119&s=wm&e=1816204. Please log on approximately 15 minutes before the Webcast begins in order to register and to download and install any necessary audio software. An archive of the Webcast will be available for 90 days at the above Internet address.

For those unable to attend the live conference call, an audio replay will be available beginning at 7:00 p.m. EDT, Tuesday, April 22, 2008 through Tuesday, April 29, 2008 at 11:59 p.m. EDT. The replay number is 1- 877-289-8525 and the pass code is 21268114#.

Use of Non-GAAP Financial Measures

To supplement the financial results that are prepared and presented in accordance with accounting principles generally accepted in the United States, Entrust's management prepares and uses non-GAAP financial measures for many of its internal financial, operating and planning reports. The company's management believes that by excluding charges such as the purchased intangibles amortization in cost of goods sold, the amortization of purchased intangible assets in operating expenses, stock compensation expense, restructuring charges and write down of strategic investments from its GAAP-based results, these non-GAAP financial measures are more likely to facilitate investors' understanding of the company's ongoing business operating results. These non-GAAP financial measures also facilitate comparisons to the operating results of the company's competitors and provide investors with greater transparency with respect to the supplemental information used by management in its operational and financial decision making.

The non-GAAP measures are included to provide investors with supplemental information to facilitate their understanding of Entrust's operating results and future prospects. Management uses these non-GAAP measures to assess its success in reducing the company's cost structure, to measure its ongoing cash operating costs, and to establish budgets and operational goals. The presentation of this additional information should not be considered in isolation or as a substitute for financial and operating results prepared in accordance with accounting principles generally accepted in the United States, as non-GAAP measures are susceptible to varying calculations and they may not be comparable, as presented, to other similarly titled measures of other companies.

This press release contains forward-looking statements relating to Entrust's projected revenue, net income and net loss per share, non-GAAP income per share and cash flow from operations for the first half and full year 2008 and the company's planned second quarter non-GAAP total expenses. Such statements are based upon preliminary estimates which involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are unforeseen operating expenses ,inaccuracy in preliminary estimates issues associated with revenue recognition, issues raised in connection with the internal review of quarterly financial results, and the risk factors detailed from time to time in Entrust's periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation Entrust's Annual Report on Form 10-K for the fiscal year ended December 31, 2007. While Entrust may elect to update forward-looking statements in the future, Entrust specifically disclaims any obligation to do so, even if its estimates change.

About Entrust

Entrust [NASDAQ: ENTU] secures digital identities and information for consumers, enterprises and governments in 1,700 organizations spanning 60 countries. Leveraging a layered security approach to address growing risks, Entrust solutions help secure the most common digital identity and information protection pain points in an organization. These include SSL, authentication, fraud detection, shared data protection and e-mail security. For information, call 888-690-2424, e-mail entrust@entrust.com or visit www.entrust.com.

Entrust is a registered trademark of Entrust, Inc. in the United States and certain other countries. In Canada, Entrust is a registered trademark of Entrust Limited. All Entrust product names are trademarks of Entrust. All other company and product names are trademarks or registered trademarks of their respective owners.

Investor Contact: Media Contact:

David Rockvam Michelle Metzger

Investor Relations Media Relations

972-713-5824 (972) 713-5866

david.rockvam@entrust.com michelle.metzger@entrust.com

ENTRUST, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31st,
	2008	2007

Revenues:
Product	9,630	$ 9,144
Services and maintenance	16,208	15,419
Total revenues	25,838	24,563

Cost of revenues:
Product	2,362	1,808
Services and maintenance	7,855	7,448
Amortization of purchased product rights	345	332
Total cost of revenues	10,562	9,588

Total gross profit	15,276	14,975

Operating expenses:
Sales and marketing	8,703	9,093
Research and development	4,742	5,349
General and administrative	3,116	3,260
Total operating expenses	16,561	17,702

Loss from operations	(1,285)	(2,727)

Other income (expense):
Interest income	131	180
Foreign exchange gain	20	247
Gain on sale of long-term strategic investments	18	-
Loss from equity investments	-	(77)
Total other income (expense)	169	350

Loss before income taxes	(1,116)	(2,377)

Provision for income taxes	64	52

Net loss	$ (1,180)	$ (2,429)

Weighted average common shares used
Basic	61,165	60,387
Diluted	61,165	60,387

Net loss per share
Basic	($0.02)	($0.04)
Diluted	($0.02)	($0.04)

ENTRUST, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2008	2007

ASSETS

Cash and marketable investments	$ 22,822	$ 20,485
Accounts receivable, net of allowance for doubtful accounts	19,212	20,773
Other current assets	3,375	4,079
Property and equipment, net	1,313	1,490
Purchased product rights and other purchased intangible assets, net	10,938	11,543
Goodwill	60,214	60,214
Long-term strategic and equity investments	91	91
Other long-term assets, net	3,655	3,479

Total assets	$ 121,620	$ 122,154

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable and accruals	$ 15,451	$ 16,330
Accrued restructuring charges	17,862	19,266
Deferred revenue	28,898	27,894
Long-term liabilities	778	218

Total liabilities	62,989	63,708

Shareholders' equity	58,631	58,446

Total liabilities and shareholders' equity	$ 121,620	$ 122,154

The following supplemental tables provide non-GAAP financial measures used by the company's management to evaluate operational results. The company believes this information may be useful to investors. In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company's earnings release contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of purchase product rights and other purchased intangibles, and non recurring restructuring and impairment charges. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

For additional information regarding these non-GAAP financial measures, see the Form 8-K dated April 22, 2008 that Entrust has filed with the Securities and Exchange Commission.

ENTRUST, INC.
SUPPLEMENTAL
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
	Three Months Ended
	March 31st,
	2008	2007

Reconciliation of net loss per GAAP to Non-GAAP income (loss):
GAAP net loss	$ (1,180)	$ (2,429)
Adjustments for share-based compensation expense:
Cost of revenues	91	67
Sales and marketing	318	289
Research and development	122	197
General and administrative	399	441
Amortization of other purchased intangibles:
Cost of revenues	38	38
Sales and marketing	211	228
Amortization of purchased product rights	345	332

Non-GAAP income (loss)	$ 344	$ (837)

Reconciliation of net loss per diluted share according to GAAP to Non-GAAP income (loss) per diluted share:

GAAP net loss per diluted share	($0.02)	($0.04)

Adjustments for share-based compensation expense	0.02	0.02
Amortization of other purchased intangibles	-	-
Amortization of purchased product rights	0.01	0.01
	0.03	0.03

Non-GAAP income (loss) per diluted share	$0.01	($0.01)

Weighted average common shares used	61,165	60,387

Reconciliation of net cash flow from operating activities per GAAP to Non-GAAP cash flow from operations before the net change in restructuring accruals:

GAAP net cash flow from operating activities	$ 2,488	$ (2,544)
Adjustments to exclude the effects of:
Net change in accrued restructuring charges	1,404	1,238

Non-GAAP cash flow from operations before the net change in restructuring accruals	$ 3,892	$ (1,306)

Forward Looking Guidance
Earnings Per Share Range

	First Half	Full Year
	2008	2008
U.S. GAAP measure	($0.02)	$0.01

Adjustments to exclude the effects of
amortization of purchased intangible assets	$0.02	$0.03

Adjustments to exclude the effects of
expenses related to stock-based
compensation	$0.03	$0.06

Non-GAAP figures	$0.03	$0.10

Forward Looking Guidance
Total Quarterly Costs
	(in millions)
	Q1 2008
U.S. GAAP measure	$26.5

Adjustments to exclude the effects of
amortization of purchased intangible assets	$0.6

Adjustments to exclude the effects of
expenses related to stock-based
compensation	$0.9

Non-GAAP figures	$25.0

Forward Looking Guidance
Cash Flow from Operating Activities
	(in millions)
		Full Year
		2008
U.S. GAAP measure		$4.6

Adjustments to exclude the effects of the
net change in accrued restructuring charges		$5.4

Non-GAAP figures		$10.0